Exhibit 4.2

CAFEPRESS.COM, INC.

INVESTORS’ RIGHTS AGREEMENT

CAFEPRESS.COM, INC.

INVESTORS’ RIGHTS AGREEMENT

CafePress.com, Inc.

Investors’ Rights Agreement

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5.5	Amendment and Waiver	19
5.6	Delays or Omissions	19
5.7	Notices	19
5.8	Attorneys’ Fees	19
5.9	Entire Agreement	20
5.10	Titles and Subtitles	20
5.11	Counterparts	20

Schedule A: Schedule of Series A Investors		SA-1

Schedule B: Schedule of Series B Investors		SA-2

CafePress.com, Inc.

Investors’ Rights Agreement

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CAFEPRESS.COM, INC.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is entered into as of the     th day of January 2005, by and among CAFEPRESS.COM, INC., a Delaware corporation (the “Company”), the holders of the Company’s Series A Preferred Stock set forth on Schedule A hereto (“Series A Investors”) and the purchasers of the Company’s Series B Preferred Stock set forth on Schedule A of that certain Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) and Schedule B hereto (“Series B Investors”). The Series A Investors and Series B Investors are sometimes collectively referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, CafePress.com, a California company (“CafePress.com California”) and Series A Investors have previously entered into an Amended and Restated Investor Rights Agreement dated as of March 28, 2000, as amended (the “Prior Rights Agreement”), pursuant to which CafePress.com California granted Series A Investors certain registration rights, information rights and rights of first offer, in connection with the purchase of Series A and Series B Preferred Stock of CafePress.com California (the “California Preferred Stock”) by Series A Investors; and

WHEREAS, the Company was formed when CafePress.com California reincorporated in the state of Delaware (the “Reincorporation”) and is entitled to the rights and bound by the obligations previously entered into by CafePress.com California; and

WHEREAS, in connection with the Reincorporation, the shares of the California Preferred Stock have been exchanged for shares of the Company’s Series A Preferred Stock (“Series A Preferred Stock”) and the Company’s Common Stock (“Common Stock”), and shares of common stock of CafePress.com California were exchanged for shares of Common Stock; and

WHEREAS, the Company and Series B Investors have entered into the Purchase Agreement pursuant to which the Company desires to sell to Series B Investors and Series B Investors desire to purchase from the Company shares of the Company’s Series B Preferred Stock (“Series B Preferred Stock” and together with Series A Preferred Stock, “Preferred Stock”); and

WHEREAS, a condition to Series B Investors’ obligations under the Purchase Agreement is that the Company, Series A Investors and the Series B Investors enter into this Agreement in order to provide Series B Investors and Series A Investors with, among other things, (i) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Preferred Stock, (ii) certain rights to receive or obtain information pertaining to the Company and (iii) a right of first offer with respect to certain issuances by the Company of its securities; and

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WHEREAS, the Company and Series A Investors desire to induce Series B Investors to purchase shares of Series B Preferred Stock pursuant to the Purchase Agreement under the terms and conditions set forth below; and

WHEREAS, Series A Investors desire to terminate the Prior Rights Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Rights Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

Section 1. General.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any person owning of record Shares or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof; provided, however, that for purposes of Section 3 only, “Holder” shall also mean Steve Blank and Philip Monego, each a director of the Company.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

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“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (i) are then issued and outstanding, or (ii) are issuable pursuant to then exercisable or convertible securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale as well as fees and disbursements of any counsel for the Holders.

“Shares” shall mean the Series A Preferred Stock and Series B Preferred Stock.

Section 2. Registration; Restrictions On Transfer.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)(A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the

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Holder’s family member or trust for the benefit of an individual Holder, provided that in each case, the transferee will be subject to the terms of this Agreement to the same extent as if it or he were an original Holder hereunder.

(b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue-sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive at any time after the earlier of (i) January 15, 2008, or (ii) six (6) months after the effective date of the Company’s initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from Holders of at least twenty-five percent (25%) of the Registrable Securities (“Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price to the public, net of underwriting discounts and commissions, in excess of $20,000,000 (a “Qualified IPO”), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating

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Holders (which underwriter or underwriters shall be of nationally recognized standing and reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registration has been declared or ordered effective; or

(ii) during the period starting with the date ninety (90) days prior to the filing of, and ending ninety (90) days following the effective date of a registration statement pertaining to an underwritten public offering of the Company’s securities unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date one hundred eighty (180) days after the effective date of such registration subject to Section 2.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twenty-four (24) month period.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of a registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any

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registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: first, to the Company; second to the Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting; and, subject to the foregoing, in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of all Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by all Holders without the written consent of Holders of not less than two-thirds (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

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2.4 Form S-3 Registration. In case the Company shall receive from Holders of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

(iii) if the Company shall have, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4: provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

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(d) Not Demand Registration. Form S-3 registrations will not be deemed to be demand registrations for purposes of Section 2.2 above.

2.5 Expenses of Registration.

(a) Demand Registrations. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if (i) the Company has previously paid for the expenses of two (2) registration proceedings pursuant to Section 2.2, or (ii) the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 2.2.

(b) Piggyback Registrations. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.3, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Form S-3 Registrations. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.4, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if

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earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, at the request of a majority in interest of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting

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registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

2.7 Termination of Registration Rights. All registration rights granted to a Holder under this Section 2 shall terminate and be of no further force and effect after the earlier of (i) five (5) years following the consummation of the Initial Offering or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Registrable Securities during a three (3) month period without registration.

2.8 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer

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or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing

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interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent but only to the extent that such failure to deliver notice is prejudicial to the indemnifying party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) acquires (a) at least one hundred thousand (100,000) shares of Registrable Securities or (b) all of a Holder’s Registrable Securities if such Holder holds less than one hundred thousand (100,000) shares of Registrable Securities; provided, however, (i) that the transferor shall within thirty (30) days thereafter furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

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2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the (i) Company, (ii) in the event that the rights of the Holders of the Registrable Securities attributable to the Series A Investors are affected by any such amendment or waiver, by Holders of a majority of such Registrable Securities then outstanding, and (iii) in the event that the rights of the Holders of the Registrable Securities attributable to the Series B Investors are affected by any such amendment or waiver, by Holders of a majority of such Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

2.13 “Market Stand-Off” Agreement. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale or otherwise dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those Common Stock shares included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company, all persons holding two percent (2%) or more of the Company’s securities and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-I or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said lock-up period.

2.14 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

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(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 3. Right Of First Refusal.

(a) Certain Definitions. As used in this Section 3, the following terms shall have the following respective meanings:

A Holder’s “Pro Rata Share” means the ratio obtained by dividing (i) the number of shares of Common Stock held by such Holder (including any shares of Common Stock issuable upon conversion of the Shares or upon exercise of any options to purchase shares of the Common Stock) by (ii) the sum of the number of shares of all securities of the Company outstanding, including securities exercisable or convertible for Common Stock, on an as-converted into Common Stock basis.

“New Securities” means any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. “New Securities” do not include (i) the Shares or the Common Stock issuable upon conversion of the Shares, (ii) securities issuable upon exercise upon or conversion of currently outstanding securities, (iii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its stockholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (v) securities issued to employees, officers, directors of, and consultants to, the Company or issued or issuable to banks or other institutional lenders or lessors in connection with capital asset leases or borrowings for the acquisition of capital assets, landlords, or other providers of goods and services to the Company, pursuant to any arrangement approved by the Board of Directors of the Company (including securities issued upon exercise or conversion of any of such securities), (vi) securities issued or issuable pursuant to equipment lease financings, bank credit arrangements, commercial property lease transactions or similar transactions entered into for primarily non-equity financing

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purposes or in connection with strategic partnering or licensing transactions approved by the Board of Directors of the Company or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

(b) Right of First Refusal Upon Issuance of Securities by the Company. The Company hereby grants to each holder of at least 250,000 shares of Preferred Stock and Registrable Securities issuable upon the conversion thereof (as adjusted for stock splits, stock dividends, reclassification and the like)(together with its partners, members, directors, affiliates, and affiliated funds, a “Major Holder”) the right of first refusal to purchase up to its Pro Rata Share of New Securities which the Company may, from time to time, propose to sell and issue.

(i) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each such Major Holder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase the Major Holder’s Pro Rata Share of New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(ii) In the event a Major Holder fails to exercise the right of first refusal within said twenty (20) day period the Company shall have one hundred eighty (180) days thereafter to close the sale of the New Securities respecting which such Major Holder’s option was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company’s notice. In the event the Company has not sold the New Securities within said one hundred eighty (180) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Major Holders in the manner provided above.

(iii) The right of first refusal granted under this Agreement shall expire upon the first to occur of the following: (a) the closing of a Qualified IPO, (b) immediately prior to a merger, acquisition or similar consolidation of the Company, or (c) as to a Major Holder if such Major Holder no longer holds any Shares and/or Common Stock issued upon conversion of the Shares (appropriately adjusted for recapitalizations).

(iv) The right of first refusal hereunder is not assignable except (a) by each of such Major Holder pursuant to the transfer by gift, will or intestate succession of any such Major Holder, or (b) to a transferee who acquires any Shares or Conversion Shares.

(v) The right of first refusal hereunder is not exercisable by a Major Holder if (a) such Major Holder is not an accredited investor within the meaning of Regulation D under the Securities Act and (b) the New Securities are being offered to accredited investors only.

Section 4. Covenants of the Company.

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4.1 Basic Financial Information and Reporting. The Company covenants and agrees that, commencing on the date of this Agreement, for Major Holder the Company will:

(a) Annual Reports. Commencing with reports containing fiscal year 2004 data, furnish to the Major Holder, as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, an audited, consolidated Balance Sheet as of the end of such fiscal year and an audited and consolidated Income Statement for such year, setting forth in each case the figures from the Company’s previous fiscal year (if any); and

(b) Quarterly Reports. Furnish to the Major Holder as soon as practicable, and in any case within forty-five (45) days of the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2005 (except the last quarter of the Company’s fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet and an unaudited Income Statement, and a report on financial and operational highlights.

4.2 Extended Financial Information and Reporting. The Company covenants and agrees that, commencing on the date of this Agreement, for each holder of at least 500,000 shares of Preferred Stock and Registrable Securities issuable upon the conversion thereof (as adjusted for stock splits, stock dividends, reclassification and the like)(together with its partners, members, directors, affiliates, and affiliated funds, an “Information Rights Holder”) the Company will:

(a) Annual Budget. Furnish to the Information Rights Holder, following submission to and approval by the Company’s Board of Directors, but in any event no later than forty-five (45) days after the end of each fiscal year, an annual budget; and

(b) Monthly Reports. Furnish to the Information Rights Holder as soon as practicable, and in any case within thirty (30) days of the end of each calendar month, commencing with the month ending January 31, 2005, monthly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Income Statement, a cash flow analysis, and a comparison to prior and projected results.

4.3 GAAP. At all times from the date hereof, the Company will prepare its financial statements and maintain its books and records in accordance with GAAP consistently applied throughout each accounting period.

4.4 Termination of Certain Rights. The Company’s obligations under Sections 4.1 and 4.2 above will terminate upon the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act, or upon a merger, acquisition or other business combination in which the holders of the Company’s outstanding capital stock immediately prior to the transaction do not retain a majority of the voting capital stock in the surviving corporation.

4.5 Confidentiality of Records. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is

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not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 4.5.

4.6 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

4.7 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver the Company’s standard form of Proprietary Information and Inventions Agreement.

4.8 Possible Dividend; Redemption with Respect to Certain Capital Stock. Within 90 days of the date hereof, upon approval of the Board of Directors of the Company in its sole discretion, the Company may either (a) declare and pay a cash dividend (the “Dividend”) on shares of Common Stock and Series A Preferred Stock (but not Series B Preferred Stock), which dividend shall not exceed $7,000,000 in the aggregate; or (b) use up to $7,000,000 of the proceeds from the sale of the Series B Preferred Stock to redeem shares of Common Stock and Series A Preferred Stock (but not Series B Preferred Stock) from the Company’s stockholders on terms and conditions approved by the Board of Directors of the Company (the “Redemption”).

4.9 Amendment to Certificate of Incorporation. In order to effect the filing of the amendment to the Company’s Certificate of Incorporation referred to in Article FOURTH, Section C.4(a) of the Certificate of Incorporation, the Company shall do and perform all such acts and things as are reasonably necessary, appropriate or convenient in order to effect such filing, including, but not limited to, soliciting the consent of the Company’s stockholders, to the extent the Company deems it necessary or advisable.

4.10 Restrictions and Limitations. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class:

(a) alter or change the rights, preferences or privileges of the Preferred Stock;

(b) increase or decrease the authorized number of shares of Common Stock or Preferred Stock;

(c) create, by reclassification or otherwise, any new class or series of shares having rights, preferences or privileges senior to or on a parity with any series of Preferred Stock;

(d) except for the Redemption, redeem or repurchase any shares of Common Stock (other than pursuant to equity incentive agreements with service providers giving the Corporation the right to repurchase shares upon the termination of services);

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(e) consummate the acquisition of the Corporation or any subsidiary corporation of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation or any subsidiary of the Corporation is party or constituent corporation (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes); consummate any transaction described in Section C.2(c) of the Certificate; or consummate any merger, acquisition or sale of substantially all of the assets of the Corporation or any of its subsidiaries;

(f) amend (by merger or otherwise) or waive any provision of the Certificate or Bylaws relative to the Preferred Stock;

(g) increase or decrease the authorized size of the Corporation’s Board of Directors; or

(h) except for the Dividend, pay or declare any dividend on any shares of Common or Preferred Stock.

4.11 Termination of Covenants. All covenants of the Company contained in Section 4 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering. Notwithstanding the foregoing, the covenant contained in Section 4.9 shall expire and terminate as to each Investor on the date that the holders of Series B Preferred Stock hold a majority of the outstanding shares of Preferred Stock.

Section 5. Miscellaneous.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

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5.4 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of holders of a majority of Series A Stock and Series B Stock (or Registrable Securities issued or issuable upon the conversion thereof then outstanding), voting together as a single class.

(b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only upon the written consent of holders of a majority of Series A Stock and Series B Stock (or Registrable Securities issued or issuable upon the conversion thereof then outstanding), voting together as a single class; provided, however, that the covenants of the Company contained in Sections 4.8, 4.9 and 4.10 may only be waived upon the written consent of holders of a majority of the Series B Preferred Stock (or Registrable Securities issued or issuable upon the conversion thereof then outstanding), voting as a separate series.

(c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series B Preferred Stock as “Investors,” “Holders” and parties hereto.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Schedules A or B hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to

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recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Entire Agreement. This Agreement, including Schedules A and B attached hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. This Agreement supersedes all previous agreements between or among the parties, including the Prior Rights Agreement, and the parties hereto acknowledges and agrees to the foregoing. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein or the documents and agreements contemplated in this Agreement.

5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12 Injunctive Relief. The holders of a majority of the outstanding shares of Series B Preferred Stock shall be entitled to injunctive relief to restrain the Company from breaching Section 4.10 of this Agreement, the breach of which section may result in immediate and irreparable harm to the Holders, for which there will be no adequate remedy at law.

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IN WITNESS WHEREOF, the undersigned have executed this Investors’ Rights Agreement as of the date first referenced above.

COMPANY:

CAFEPRESS.COM, INC.

/s/ Fred Durham
Fred Durham
Chief Executive Officer

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Signature Page

SERIES B INVESTORS:

Sequoia Capital XI
Sequoia Technology Partners XI
Sequoia Capital XI Principals Fund

By:	SC XI Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Douglas Leone
Managing Member

SEQUOIA CAPITAL FRANCHISE FUND
SEQUOIA CAPITAL FRANCHISE PARTNERS

By:	SCFF Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Douglas Leone
Managing Member

SEQUOIA CAPITAL IX
SEQUOIA CAPITAL ENTREPRENEURS ANNEX FUND

By:	SC IX.I Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Douglas Leone
Managing Member

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SERIES A INVESTORS:

/s/ Joel J. Paston
Joel J. Paston

PACRIM VENTURE PARTNERS I, L.P.
PACRIM VENTURE PARTNERS I-Q, L.P.
By :	PacRim Venture Management, LLC

By:	/s/ Thomas J. Toy

Name:	Thomas J. Toy

Its:	Managing Member

STAENBERG PRIVATE CAPITAL, LLC

By:	/s/ Tom Staenberg

Name:	Tom Staenberg

Its:	Managing Member

ANDOJO I, L.P.

By:	/s/ Jody Sherman

Name:	Jody Sherman

Its:	General Partner

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/s/ Guillermo Maturana
Guillermo Maturana

HAGE FAMILY LLC

By:	/s/ Joseph Hage

Name:	Joseph Hage

Its:	President

NEW MILLENNIUM PARTNERS II, L.P.
NEW MILLENNIUM PARTNERS II (NON-Q), L.P.
By: New Millennium Venture Partners II, LLC
Its General Partner

By:	/s/ Robert Senoff

Name:	Robert Senoff

Its:

ELG PARTNERS

By:

Name:

Its:

/s/ Philip J. Monego, Sr.
Philip J. Monego, Sr.

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JAMES AND DEBORA LYNCH FAMILY TRUST

By:	/s/ James and Debora Lynch

Name:	James and Debora Lynch

Its:	Self

/s/ William J. Andersen
William J. Andersen

/s/ Glenn R. Anderson
Glenn R. Anderson

/s/ Jim Y. Li
Jim Y. Li

/s/ Gopi Mattel
Gopi Mattel

/s/ Steven Blank
Steven Blank

/s/ Delbert Yamaki
Delbert Yamaki

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SCHEDULE A

SERIES A INVESTORS

Name and Address	Common Stock	Series A Preferred Stock
Jim Y. Li	272,727	272,727
Gopi Mattel	22,728	85,228
Steve Blank	12,500	91,068
Glenn R. Anderson	623,864	623,864
Staenberg Private Capital, LLC	—	428,570
Andojo I, L.P.	—	428,570
Joel J. Paston	—	2,071,430
Hage Family, LLC	—	178,572
ELG Partners	—	64,286
New Millennium Partners II (Non-Q), L.P.	—	201,080
New Millennium Partners II, L.P.	—	459,634
Philip Monego	—	267,856
James and Debora Lynch Family Trust	—	89,284
William J. Anderson	—	178,570
PacRim Ventures Partners I-Q, L.P.	—	360,330
PacRim Ventures Partners I, L.P.	—	336,098
Guillermo Maturana	—	89,284
Delbert Yamaki	—	62,500

Total:	995,470	6,288,951

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SCHEDULE B

SERIES B INVESTORS

Name and Address	Series B Preferred Stock
Sequoia Capital XI	2,545,452
Sequoia Technology Partners XI	80,407
Sequoia Capital XI Principals Fund	276,926
Sequoia Capital Franchise Fund	1,824,608
Sequoia Capital Franchise Partners	248,810
Sequoia Capital IX	756,051
Sequoia Capital Entrepreneurs Annex Fund	73,316

Total:	5,805,570

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AMENDMENT to

INVESTORS’ RIGHTS AGREEMENT

On June     , 2011, that certain Investors’ Rights Agreement (the “Rights Agreement”) dated as of January 21, 2005, by and among CafePress, Inc., a Delaware corporation (the “Company”) and the individuals and entities listed as “Investors” in the Rights Agreement was amended as follows:

Amendment of Registration Rights. The first paragraph of Section 2.3 of the Rights Agreement shall be amended in its entirety to read as follows:

“2.3 Piggyback Registrations. If the Company files a registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), the Company shall promptly, following such filing, give each Holder of Registrable Securities written notice of such filing and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.”

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